Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (the “Agreement”) is made and entered into this 26th day of January, 2024 (the “Effective Date”), by and between Empery Asset Master Ltd., Empery Tax Efficient, LP, Empery Tax Efficient III, LP (“Empery”) and Hudson Bay Master Fund Ltd. (“Hudson Bay” together with Empery, “Plaintiffs”) on the one hand and Microbot Medical Inc. (“Microbot” or the “Company”) on the other hand. Empery, Hudson Bay, and Microbot are referred to herein collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Parties entered into a Securities Purchase Agreement dated June 5, 2017 (the SPA) whereby Empery and Hudson Bay each purchased 1,250,000 shares of Microbot stock for a purchase price of $3,375,000 (the “Offering”);

WHEREAS, as part of the Offering, Plaintiffs received a Disclosure Schedule that contained a footnote in a “MBOT CAP TABLE” stating that “Alpha Capital Anstalt, an affiliate of the Company,” was the holder of “‘toothless’ preferred stock that converts into 11,916,000 shares of common stock subject to conversion limitations”;

WHEREAS, Plaintiffs allege that Alpha Capital Anstalt (“Alpha”) was not an affiliate of Microbot at the time of the Offering and that Microbot’s alleged representation that Alpha was an affiliate was a material misrepresentation upon which Plaintiffs relied;

WHEREAS, after initially entering into a tolling and standstill agreement which thereafter expired, Plaintiffs filed a lawsuit on February 21, 2020 in the Supreme Court of the State of New York, New York County (the “Lawsuit”) alleging that Microbot materially breached the SPA and sought, among other relief, rescission of the SPA;

WHEREAS, Microbot denies the allegations in the Lawsuit and denies any liability to Plaintiffs with respect to the Lawsuit, the Offering, and/or the SPA;

WHEREAS, to avoid the uncertainty, expense, and burden of litigation, the Parties desire to resolve the dispute between them upon the terms and in the manner provided in this Agreement, with no Party admitting nor acknowledging any fault or liability to any other Party.

NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement and the RRA (as defined below) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Settlement Amount. Microbot agrees to pay Plaintiffs two million one hundred fifty four thousand dollars ($2,154,000) (the Total Settlement Amount), consisting of a cash payment of one million one hundred thousand dollars ($1,100,000) (the “Cash Settlement Portion”) and the whole number of restricted shares of Microbot common stock calculated pursuant to the following formula: $1,054,000/[closing price of Microbot common stock on the Effective Date * 0.825] (the “Stock Settlement Portion”). For the avoidance of doubt, the Parties agree that the Stock Settlement Portion equals one million five thousand nine hundred sixty-five (1,005,965) shares of restricted Microbot common stock (the “Shares”).

2. Registration Rights Agreement. Contemporaneously with the execution of this Agreement, each of the Parties will execute and delivery to the other Parties a registration rights agreement in form and substance attached hereto as Exhibit A (the “RRA”) which governs the Company’s obligations to file a registration statement covering the Shares and cause such registration statement to be declared effective and be maintained.

3. Settlement Payment.

(a) Within fifteen (15) business days from the Effective Date, Microbot shall pay the Cash Settlement Portion to Plaintiffs as set forth on Schedule A attached hereto, all in accordance with the wiring instructions set forth on Schedule A.

(b) Within five (5) business days from the Effective Date, Microbot shall issue the Stock Settlement Portion to Plaintiffs as set forth on Schedule A attached hereto. The Shares representing the Stock Settlement Portion shall be delivered to Plaintiffs via delivery of a book entry statement issued by Microbot’s transfer agent (the “Transfer Agent”). Microbot will pay all fees and expenses of its Transfer Agent in connection with the delivery of the Stock Settlement Portion.

4. Legends and Legend Removal.

(a) The Plaintiffs agree to the imprinting, so long as is required by this Section 4(a), of a legend on any of the Shares in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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(b) Subject to applicable law, the Company acknowledges and agrees that a Plaintiff may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Plaintiff may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Plaintiff’s expense, and subject to applicable law, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including, if the Shares are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c) Provided that the Plaintiffs are not affiliates of the Company under applicable law, the Shares shall not contain any legend (including the legend set forth in Section 4(a) hereof), (i) while a registration statement (including the Registration Statement (as defined in the RRA)) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 and the Company is then in compliance with the current public information required under Rule 144, (iii) if such Shares are eligible for sale or may be sold under Rule 144, without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”)) (the earliest of such dates, the “Release Date”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Plaintiff promptly after the Release Date if required by the Transfer Agent to effect the removal of the legend hereunder under applicable law, or if requested by a Plaintiff, respectively. In furtherance of the foregoing, the Company agrees that following the earliest Release Date (for purposes of this Section 4(c), as to some or all Shares) or such time as such legend is no longer required under this Section 4(c), it will, no later than the earlier of (i) two (2) Trading Days (as defined below) and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Plaintiff to the Company or the Transfer Agent of instructions to cancel the Shares issued with a restrictive legend for de-legending (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Plaintiff such Shares that are free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Plaintiff by crediting the account of the Plaintiff’s prime broker with the Depository Trust Company System as directed by such Plaintiff. As used herein, (i) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Shares as in effect on the date of delivery of a certificate representing Shares issued with a restrictive legend, (ii) “Trading Day” means a day on which the principal Trading Market is open for trading, and (ii) “Trading Market” means any of the following markets or exchanges on which the Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, OTCQX, Pink Open Market (or any successors to any of the foregoing) The Company will pay all fees and expenses of its Transfer Agent in connection with the removal of legends from the Shares under this Section 4, including without limitation fees and expenses in connection with expedited actions by the Transfer Agent.

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(d) In addition to such Plaintiff’s other available remedies, the Company shall pay to a Plaintiff, in cash, if the Company fails to (a) issue and deliver (or cause to be delivered) to a Plaintiff by the Legend Removal Date the Shares (so delivered or instructed to be delivered to the Company or Transfer Agent by such Plaintiff) that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Plaintiff purchases (in an open market transaction or otherwise) shares of Microbot common stock to deliver in satisfaction of a sale by such Plaintiff of all or any portion of the number of shares of Microbot common stock, or a sale of a number of shares of Microbot common stock equal to all or any portion of the number of shares of Microbot common stock that such Plaintiff anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Plaintiff’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Microbot common stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Shares that the Company was required to deliver to such Plaintiff by the Legend Removal Date multiplied by (B) the lowest closing sale price of Microbot common stock on any Trading Day during the period commencing on the date of the delivery by such Plaintiff to the Company of the applicable Shares and ending on the date of such delivery and payment under this section. For the avoidance of doubt, no amounts shall be payable by the Company under this Section 4(d) that relate to sales by a Plaintiff of Microbot common stock occurring prior to the earlier of the date that (i) the Registration Statement (as defined in the RRA) is declared effective under the Securities Act, or (ii) the Shares are eligible for resale pursuant to Rule 144.

(e) The Company shall (a) by 9:00 am on January 30, 2024, issue a press release disclosing the settlement, and (b) file a Current Report on Form 8-K, including this Agreement and the RRA as exhibits thereto, with the Securities and Exchange Commission within the time required by the Securities Exchange Act of 1934, as amended. From and after the issuance of such press release, the Company represents to the Plaintiffs that it shall have publicly disclosed all material, non-public information delivered to any of the Plaintiffs by the Company or any of its subsidiaries, or any of their respective officers, directors, employees, affiliates or agents in connection with the transactions contemplated hereby. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates, on the one hand, and any of the Plaintiffs or any of their affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each Plaintiff shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company further covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Plaintiff or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Plaintiff shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential.

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5. Mutual Releases.

(a) Plaintiffs’ Releases of Microbot. Upon receipt of an executed copy of this Agreement, the RRA and the Total Settlement Amount from Microbot, Plaintiffs on behalf of (i) themselves and their current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors, and (ii) each of their predecessors, successors, parents, subsidiaries, affiliates, and each of their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors (the “Plaintiff Releasing Parties”), fully and irrevocably releases, settles, acquits and forever discharges (i) Microbot and its current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors, and (ii) each of their predecessors, successors, parents, subsidiaries, affiliates and divisions, and each of their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors (the “Microbot Released Parties”) to the fullest extent permitted by applicable law from any and all claims, counterclaims, complaints, causes of action, suits, losses of every kind, demands, debts or expenses (including, but not limited to, attorneys’ fees and costs actually incurred), liens, contractual obligations, undertakings, warranties, liabilities or damages of whatever nature, at law, in equity, or otherwise, whether known or unknown, suspected or unsuspected, asserted or unasserted, whether for equitable, declaratory, monetary, injunctive or any other type of relief whatsoever that the Plaintiff Releasing Parties have, had or may have against the Microbot Released Parties, arising out of or relating to the Offering, the SPA, and/or the allegations and claims asserted in the Lawsuit, from the beginning of the world through the date of signing this Agreement; provided that nothing in this Section 5(a) releases Microbot from the obligations contained in this Agreement or the RRA nor are the Plaintiff Releasing Parties releasing any claims or causes of action against Microbot for enforcement of this Agreement or the RRA.

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(b) Microbot Releases of Plaintiffs. Upon receipt of an executed copy of this Agreement from Plaintiffs and payment of the Total Settlement Amount, Microbot, on behalf of (i) itself and its current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors, and (ii) each of their predecessors, successors, parents, subsidiaries, affiliates and divisions, and each of their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors (the “Microbot Releasing Parties”), fully and irrevocably releases, settles, acquits and forever discharges (i) Plaintiffs and their current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, attorneys and advisors, and (ii) each of Plaintiffs’ predecessors, successors, parents, subsidiaries, affiliates and divisions, and each of their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors (the “Plaintiff Released Parties”) to the fullest extent permitted by applicable law from any and all claims, counterclaims, complaints, causes of action, suits, losses of every kind, demands, debts or expenses (including, but not limited to, attorneys’ fees and costs actually incurred), liens, contractual obligations, undertakings, warranties, liabilities or damages of whatever nature, at law, in equity, or otherwise, whether known or unknown, suspected or unsuspected, asserted or unasserted, whether for equitable, declaratory, monetary, injunctive or any other type of relief whatsoever that the Microbot Releasing Parties have, had or may have against the Plaintiff Released Parties, arising out of or relating to the Offering, the SPA, and/or the allegations and claims asserted in the Lawsuit, from the beginning of the world through the date of signing this Agreement; provided that nothing in this Section 5(b) releases Plaintiffs from the obligations contained in this Agreement or the RRA nor are the Microbot Releasing Parties releasing any claims or causes of action against the Plaintiffs for enforcement of this Agreement or the RRA.

(c) The Plaintiff Releasing Parties and the Microbot Releasing Parties each understand and agree that the Parties’ agreement to provide these general releases is a material condition of this Agreement and to providing the Settlement Amount identified in this Agreement.

(d) The Plaintiff Releasing Parties represent that they have no other suits, claims, complaints or demands of any kind whatsoever currently pending against the Microbot Released Parties with any local, state, or federal court or other tribunal, nor are they aware of any facts that would serve as the basis for any civil or administrative proceeding against the Microbot Released Parties.

(e) The Microbot Releasing Parties represent that they have no other suits, claims, complaints or demands of any kind whatsoever currently pending against the Plaintiff Released Parties with any local, state, or federal court or other tribunal, nor are they aware of any facts that would serve as the basis for any civil or administrative proceeding against the Plaintiff Released Parties.

(f) The Plaintiff Releasing Parties and Microbot Releasing Parties hereby acknowledge and waive any and all rights and protections under California Civil Code Section 1542, or any similar provision of state or federal law. The Parties each acknowledge that they have been advised by their attorneys of the contents and effects of Section 1542, which section has been duly explained and reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

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6. No Release for Breach of this Agreement or the RRA. Notwithstanding anything to the contrary in this Agreement or the RRA, the releases contained in this Agreement do not and are not intended to release any claims that either Party may have against the other Party for a breach of this Agreement or the RRA.

7. Covenant Not to Sue. Each Party covenants never to institute, participate in, assist or encourage, either directly or indirectly, any suit, action, arbitration or proceeding, at law or in equity, against the Microbot Released Parties or the Plaintiff Released Parties, as applicable, arising from or related to the claims, counterclaims, complaints, causes of action, suits, losses, demands, debts or expenses (including, but not limited to, attorneys’ fees and costs actually incurred), liens, liabilities or damages that are released in this Agreement.

8. Dismissal of the Action. Within three (3) business days of Plaintiffs’ receipt of the Total Settlement Amount, Plaintiffs will file a stipulation discontinuing the Action with prejudice that shall be executed by counsel for Plaintiffs and Microbot substantially in the same form attached to this Agreement as Exhibit B.

9. No Admission of Liability. The Parties have entered into this Agreement and the RRA solely for the purposes of avoiding the expense and inconvenience of litigation. Neither the execution of this Agreement and the RRA, nor the effectuation of the settlement as set forth herein and therein, shall constitute or be construed in any manner whatsoever as an admission or concession of liability or wrongdoing, or lack of merit of any claims or defenses, on the part of either Party. This Agreement, the RRA, and any other evidence of the terms of this settlement, shall not be offered or received in evidence in any action or other proceeding as an admission or concession of liability or wrongdoing, or lack of merit of any claims or defenses, on the part of either Party.

10. Ownership of Claims. Each Party warrants and represents that it is the sole and lawful owner of all rights, title and interests in and to any claims, counterclaims, complaints, causes of action, suits, losses, demands, debts or expenses (including, but not limited to, attorneys’ fees and costs actually incurred), liens, liabilities or damages that are the subject of this Agreement, including without limitation the releases set forth in this Agreement, and that it has not sold, assigned, granted, transferred or hypothecated any right, title or interest in any such claims, counterclaims, complaints, causes of action, suits, losses, demands, debts or expenses (including, but not limited to, attorneys’ fees and costs actually incurred), liens, liabilities or damages to any other person or entity.

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11. Governing Law and Venue. This Agreement shall be construed under and governed by the laws of the State of New York, without regard to choice-of-law principles. Any suit, action, or proceeding between the Parties arising out of or related to this Agreement must be brought exclusively in the federal or state courts located in New York, New York, and the Parties each hereby submit to the personal jurisdiction thereof and agree to such courts as the appropriate venue, and expressly waive any objection to such jurisdiction or venue based on the doctrine of forum non conveniens. Process in any action or proceeding referenced in this paragraph 13 may be served in accordance with the notice provisions set forth in paragraph 22 of this Agreement.

12. No Waiver. Any failure by a Party to pursue any breach of any provision of this Agreement shall not constitute a waiver of that provision, or any other provision, of this Agreement. The failure of a Party to insist upon the strict performance of any term or condition in this Agreement shall not be considered a waiver or relinquishment of further compliance therewith.

13. Entire Agreement; Amendments. This Agreement and the RRA contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto. In entering this Agreement and the RRA, no Party has relied upon any representation or warranty of the other Party that is not included in this Agreement or the RRA.

14. No Oral Modification. This Agreement may not be amended, modified or terminated, except by a written instrument signed by each of the Parties hereto.

15. Saving Clause and Severability. If any provision of this Agreement is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this Agreement will remain in full force and effect and will not in any way be impaired, provided that no Party is deprived of the material benefits of this Agreement. If owing to the invalidity or unenforceability of any provision of this Agreement any Party is deprived of the material benefits of this Agreement, the Parties shall substitute for the invalid or unenforceable provision, a provision that will allow such Party or Parties to enjoy such material benefits.

16. Binding Effect. This Agreement shall inure to the benefit of the Parties and shall be binding upon each of the Parties and their permitted assigns, successors, heirs, and representatives.

17. Authority to Enter Into and Understanding of Agreement. Each Party hereto represents and warrants as respects itself that: (i) the individual executing this Agreement on its behalf is duly authorized to do so; (ii) such Party is entering this Agreement of its own free will, free of any duress, undue influence or compulsion by any person or entity, and has the full authority and capacity necessary to do so; (iii) such Party is represented by counsel of its own choosing in connection with this Agreement; and (iv) such Party has read this Agreement and understands all of the terms hereof.

18. Agreement Jointly Drafted. The Parties agree that each and every provision of this Agreement and the RRA shall be deemed to have been simultaneously drafted by each of the Parties, and no laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to the interpretation or enforcement of this Agreement or the RRA.

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19. Non-Inducement. The Parties warrant that no promise or inducement has been made or offered, except as set forth herein, and that this Agreement is executed voluntarily to dispose of all claims identified in this Agreement, without reliance upon any statement or representation by any attorney, agent or other representative acting on behalf of any of the Parties.

20. Attorneys’ Fees and Costs. Each Party to this Agreement shall bear its own attorneys’ fees and costs arising out of or related to the dispute between the Parties, this Agreement and the claims released herein, and no further claim shall be made therefore.

21. No Third-Party Beneficiaries. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they will not be construed as conferring any rights (including, without limitation, any third-party beneficiary rights) to any other person.

22. Notice. All notices, requests, and demands to or upon a Party shall be in writing and sent by email and overnight courier as follows (or to such other address or email as either Party may from time to time direct):

If to Empery:

c/o Empery Asset Management, LP

1 Rockefeller Plaza, Suite 1205

New York, New York 10020

Attention: Brett Director

E-mail: notices@emperyam.com

With a copy (which shall not constitute notice) to:

Schulte Roth & Zabel, LLP

919 Third Avenue

New York, New York 10022

Attention: Andrew D. Gladstein

Email: andrew.gladstein@srz.com

If to Hudson Bay:

c/o Hudson Bay Capital Management, LP

28 Havemeyer Place, 2nd Floor

Greenwich, Connecticut 06830

Attention: DITeam

Email: diteam@hudsonbaycapital.com

With a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Andrew D. Gladstein

Email: andrew.gladstein@srz.com

If to Microbot

Microbot Medical Inc.

288 Grove Street, Suite 388

Braintree, MA 02184

Attention: Harel Gadot

Email: info@microbotmedical.com

With a copy (which shall not constitute notice) to:

Mintz Levin Cohn Ferris

Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention: John F. Sylvia

Email: jfsylvia@mintz.com

23. No Assignment. This Agreement may not be assigned, conveyed or otherwise transferred, in whole or in part, by either Party (other than by the operation of law in connection with a merger or sale) without express written consent of the non-assigning Party.

24. Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic, emailed, imaged and facsimiled copies of such signed counterparts may be used in lieu of the originals for any purpose.

25. Headings. The headings of the paragraphs of this Agreement have been inserted for reference only and are not part of this Agreement and are not to be used in any way in the construction or interpretation hereof.

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned have executed this Agreement as of the Effective Date.

[Signatures on next page]

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EMPERY ASSET MASTER LTD.
By:	Empery Asset Management, LP, its authorized agent

/s/ Brett Director
Name:	Brett Director
Title:	General Counsel

EMPERY TAX EFFICIENT, LP
By:	Empery Asset Management, LP, its authorized agent

/s/ Brett Director
Name:	Brett Director
Title:	General Counsel

EMPERY TAX EFFICIENT III, LP
By:	Empery Asset Management, LP, its authorized agent

/s/ Brett Director
Name:	Brett Director
Title:	General Counsel

HUDSON BAY MASTER FUND LTD.
By:	Hudson Bay Capital Management, LP

/s/ Richard Allison
Name:	Richard Allison
Title of Authorized Signatory: Authorized Signatory, Hudson Bay Capital Management LP not individually, but solely as Investment Advisor to Hudson Bay Master Fund Ltd.

MICROBOT MEDICAL INC.

/s/ Harel Gadot
By:	Harel Gadot
Title of Authorized Signatory: CEO & President

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Schedule A

Name	Cash Settlement Amount	# of Shares

Empery Asset Master, Ltd.	$290,608.97	280,574
Wire Instructions:

Empery Tax Efficient, LP	$146,042.56	140,999
Wire Instructions:

Empery Tax Efficient III, LP	$188,515.67	182,006
Wire Instructions:

Hudson Bay Master Fund Ltd.	$474,832.80	402,386
Wire Instructions:

TOTAL	$1,100,000.00	1,005,965

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